Exhibit 16.2

27725 Stansbury Blvd., Suite 200 Farmington Hills, MI 48334 Phone 248 355 1040 Fax 248 355 1084 Web www.uhyllp-us.com

November 4, 2015

U.S. Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K to be filed on or about November 4, 2015, of Contango ORE, Inc. and are in agreement with the statements in the paragraphs within that Item as they relate to our firm.

We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

UHY LLP